As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-162430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No.1 to FORM S-3 on

FORM S-3/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAPTOR PHARMACEUTICAL CORP.

(Exact name of Registrant as specified in its charter)

Delaware	2834	86-0883978
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Commercial Blvd., Suite 200

Novato, CA 94949

(415) 382-8111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher M. Starr, Ph.D.

Chief Executive Officer

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, CA 94949

(415) 382-8111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Siobhan McBreen Burke, Esq. Kevin M. O’Sullivan, Esq. Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street, 25th Floor Los Angeles, CA 90071 Tel: (213) 683-6000 Fax: (213) 627-0705

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Shares of Common Stock, par value $0.001 per share	3,793,639 Shares	$3.36	$12,746,627	$711
Shares of Common Stock, par value $0.001 per share, underlying the Warrants included as part of the Units	1,168,677 Shares	$3.36	$3,926,755	$219
Shares of Common Stock, par value $0.001 per share, underlying the Warrants issued to placement agents	595,549 Shares	$3.36	$2,001,045	$112
Total	5,557,865 Shares		$18,674,427	$1,042

(1)                 This registration statement covers the following shares of our common stock and shares of our common stock underlying securities issued by us: (i) 3,793,639 shares of our common stock and 1,168,677 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, such securities issued together as units, each such unit consisting of one share of common stock and one warrant to purchase ½ share of our common stock, in connection with our wholly-owned subsidiary’s, Raptor Pharmaceuticals Corp.’s, common stock financings which closed in August 2009 and May and June 2008, respectively; and (ii) 595,549 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock issued to placement agents in connection with selling efforts in the common stock financings described in clause (i). Please refer to the Selling Stockholder table, including the footnotes thereto, under the heading, “Selling Stockholders,” for a breakdown of the relevant Selling Stockholders and the securities covered by this registration statement. Pursuant to and in accordance with Rule 416 under the Securities Act, there are also registered hereunder such indeterminate number of securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar capital adjustments and transactions.

(2)                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high, or $3.43, and low, or $3.30, sales prices of our common stock on October 8, 2009, as quoted on the NASDAQ Capital Market. It is not known how many shares of Common Stock will be sold under this registration statement or at what price or prices such shares will be sold.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 1 on Form S-3/A to our Form S-3 Registrant Statement (Registration No. 333-162430) is to amend and supplement (i) the facing page and footnotes 1 and 3 thereto, (ii) the Selling Stockholder table and footnote 10 thereto under the section of the prospectus titled, “Selling Stockholders,” starting on page 6 thereto, (iii) the information under the section of the prospectus titled, “Where You Can Find More Information,” starting on page 15 thereto, to clarify that other than with respect to the consolidated financial statements and certain exhibits filed by our wholly-owned subsidiary, Raptor Pharmaceuticals Corp. (Commission File No. 000-50720), with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that we specifically identify as being incorporated into the prospectus that forms a part of the Form S-3 Registrant Statement, we are not incorporating by reference Raptor Pharmaceuticals Corp.’s filings made with the SEC, and (iv) the Exhibit Index. Accordingly, this Pre-Effective Amendment consists only of the facing page, this Explanatory Note, such modifications described herein and Part II of the Form S-3 Registration Statement. This Pre-Effective Amendment does not amend or supplement any provision of the prospectus that forms a part of the Form S-3 Registration Statement except as described herein and accordingly such sections of the prospectus not amended or supplemented hereby have not been included herein.

Except with respect to the amendments and supplements set forth herein, this Pre-Effective Amendment No. 1 does not modify or update in any way the Form S-3 Registrant Statement. All disclosure provided herein is as of the date of the filing of the Form S-3 Registrant Statement. We have not updated the disclosure in the Form S-3 Registrant Statement to reflect any recent development with respect to any disclosure contained therein. Reference is made to filings made by us with the SEC since the date of the filing of the Form S-3 Registrant Statement, which may contain more updated disclosure about us.

SELLING STOCKHOLDERS

Name of Selling Stockholder and Position, Office or Material Relationship with Raptor Pharmaceutical Corp.	Shares of Common Stock Beneficially Owned Prior to the Offering (2)			Number of Outstanding Shares Being Offered	Shares Issuable Upon Exercise of Warrants Being Offered		Shares of Common Stock Beneficially Owned After Offering (1)
	# of Shares	% of Class		# of Shares	# of Shares		# of Shares	% of Class
Aran Asset Management SA (3)	5,333,474	27.3	┼	3,024,776	734,339		1,574,359	8.4
VP Bank Switzerland	349,685	1.8		233,123	116,562		--	*
Charles B. Scoville, Jr. Trust	349,685	1.8		233,123	116,562		--	*
Rune Kjeken	54,639	*		36,426	18,213		--	*
Limetree Capital (4)	568,623	2.9		--	568,623	(10)	--	*
Josan Consultants Pty Ltd (5)	88,586	*		--	13,987		74,599	*
Errol Bome	52,452	*		--	17,484		34,968	*
Nitro-gen Pty Ltd (6)	69,937	*		--	23,312		46,625	*
Skye Asset Management SA	552,502	2.9		172,511	11,656		368,335	2.0
Winton Capital Holdings, Ltd. (7)	174,842	*		--	58,281		116,561	*
CAT Brokerage AG (8)	82,024	*		82,024	--		--	*
Canaccord Capital ITF Dexamenos Developpement	11,656	*		11,656	--		--	*
Brahma Finance (BVI) Limited (9)	58,281	*		--	58,281		--	*
Gibralt Capital	12,239	*		--	12,239	(10)	--	*
Nick Barham	12,239	*		--	12,239	(10)	--	*
Canaccord	2,448	*		--	2,448	(10)	--	*
Total selling stockholders	7,773,312			3,793,639	1,764,226		2,215,447
(1)		Assumes all of the shares of common stock offered are sold. Based on 18,822,421 shares of common stock issued and outstanding on October 6, 2009.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)

┼ Represents 4,599,135 shares of Raptor common stock held by Aran Asset Management SA and warrants to purchase up to 734,339 shares of Raptor common stock exercisable within 60 days of October 9, 2009. Aran Asset Management SA disclaims beneficial ownership of the shares registered in its name on behalf of its clients. The Chairman and CEO of Aran Asset Management SA is Michael C. Thalmann who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)

In August 2009, prior to our merger with Raptor Pharmaceuticals Corp., Limetree Capital was issued warrants by Raptor Pharmaceuticals Corp. exercisable for 7% of Raptor Pharmaceuticals Corp.’s common stock issued and issuable under the warrants issued to investors placed by it as part of Raptor Pharmaceuticals Corp.’s private placement of its units (comprised of common stock and warrants exercisable for common stock), and a 3.5% cash fee based upon the proceeds of the sale of such units in such private placement as placed by them. The cash fees paid to Limetree totaled $59,360. Pursuant to our merger with Raptor Pharmaceuticals Corp., the warrants issued to Limetree Capital were converted into the right to receive warrants to purchase 129,733 shares of our common stock at an exercise price of $1.50 per share for a five year term from the date of the original warrants (post-merger shares and exercise price). Erich Sager, one of our board members, serves on the board of directors of Limetree Capital and is a founding partner thereof. Our securities owned by Limetree Capital include warrants to purchase up to 438,890 shares of our common stock exercisable with sixty (60) days. These warrants were originally issued by Raptor Pharmaceuticals Corp., our wholly-owned subsidiary, prior to our merger with it, as part of placement agent fees paid to Limetree Capital by Raptor Pharmaceuticals Corp. pursuant to Raptor Pharmaceuticals Corp.’s May / June 2008 private placement. Please refer to the discussion under the heading “Selling Stockholders” which describes these transactions in more detail. Erich Sager disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)		The Director and Public Officer of Josan Consultants Pty Ltd. is Mark Davis who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(6)		The authorized officer of Nitro-gen Pty Ltd. is Gregory Carson who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

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(7)	The Director of Winton Capital Holdings, Ltd. is Andrew Meade who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(8)	The Managing Directors of CAT Brokerage AG are M. Buergi and Marcel Berchtold who disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.
(9)	The authorized officer of Brahma Finance (BVI) Limited is Nicholas Braham who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10)	The “Shares Issuable Upon Exercise of Warrants Being Offered” with respect to these four Selling Stockholders relate to shares of our common stock underlying warrants issued to placement agents.
*	Represents less than 1%.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10AM to 3PM. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that have been filed with the SEC which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•      The Consolidated Financial Statements set forth under Part II, Item 8 (Financial Statements and Supplementary Data) and Part IV, Item 15 (Exhibits, Financial Statement Schedules), as filed on October 28, 2009 by our wholly-owned subsidiary, Raptor Pharmaceuticals Corp. (Commission File No. 000-50720) with the SEC in its Annual Report of Form 10-K for the fiscal year ended August 31, 2009, which such consolidated financial statements include the (i) Report of Independent Registered Public Accounting Firm, (ii) Consolidated Balance Sheets as of August 31, 2009 and 2008, (iii) Consolidated Statements of Operations for the years ended August 31, 2009 and 2008 and for the cumulative period from September 8, 2005 (Raptor Pharmaceuticals Corp.’s inception) to August 31, 2009, (iv) Consolidated Statements of Stockholders’ Equity for period from September 8, 2005 (Raptor Pharmaceuticals Corp.’s inception) to August 31, 2006 and the years ended August 31, 2007, 2008 and 2009, (v) Consolidated Statements of Cash Flows for the years ended August 31, 2009 and 2008 and for the cumulative period from September 8, 2005 (Raptor Pharmaceuticals Corp.’s inception) to August 31, 2009, and (vi) Notes to Consolidated Financial Statements. Given that Raptor Pharmaceuticals Corp. was the “accounting acquirer” in the reverse merger, business combination that we completed with it in September 2009, described under in this prospectus under the heading “Raptor Pharmaceutical Corp.,” Raptor Pharmaceuticals Corp.’s financial statements became the historical financial statements of the combined entity after such transaction.

•      Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 27, 2009—note that the financial statements contained therein have been supplemented in their entirety by the consolidated financial statements set forth in the first bullet point hereto;

•      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 1, 2009—note that the financial statements contained therein have been supplemented in their entirety by the consolidated financial statements set forth in the first bullet point hereto;

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•      Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 11, 2009—note that the financial statements contained therein have been supplemented in their entirety by the consolidated financial statements set forth in the first bullet point hereto;

•      Our Current Reports on Form 8-K/A filed with the SEC on October 11, 2009, October 9, 2009 and October 7, 2009, our Current Reports on Form 8-K filed with the SEC on October 5, 2009, and our Current Reports on Form 8-K filed with the SEC, as filed by TorreyPines Therapeutics, Inc., on July 31, 2009, July 28, 2009, July 22, 2009, June 17, 2009, May 29, 2009, May 1, 2009, April 24, 2009, April 2, 2009, March 31, 2009, March 27, 2009 and February 9, 2009;

•      the description of our common stock, which is registered under Section 12(b) of the Exchange Act, in our registration statement on Form 10-SB filed with the SEC on March 17, 1999, as amended by that registration statement on Form 10-SB/A filed with the SEC on August 19, 1999, which description has been updated by our Registration Statement on Form S-4 filed with the SEC on August 19, 2009 (See section titled, “Description of TorreyPines’ Capital Stock”); and

•      the description of our preferred share purchase rights, which are registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on May 16, 2005, which description has been updated by our Registration Statement on Form S-4 filed with the SEC on August 19, 2009 (See section titled, “Description of TorreyPines’ Capital Stock”).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

Raptor Pharmaceutical Corp. 9 Commercial Blvd., Suite 200 Novato, CA 94949 (415) 382-1390 Attn: Secretary

Information on Our Website

Information on any Raptor website, any subsection, page, or other subdivision of any Raptor website, or any website linked to by content on any Raptor website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Trademark Notice

Raptor, our logos and all of our product candidates and trade names are our registered trademarks or our trademarks in the United States and in other select countries. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

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Raptor Pharmaceutical Corp.

PROSPECTUS

5,557,865 Shares of

Common Stock

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$1,042
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	20,000
Miscellaneous	2,000
Total	$73,042

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that we shall, to the fullest extent authorized by the Delaware General Corporation Law, indemnify our directors and executive officers; provided; however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the Delaware General Corporation Law.

Pursuant to the terms of the merger agreement between us and our wholly-owned subsidiary, Raptor Pharmaceuticals Corp., for six years from the closing of the merger, we must advance expenses to and indemnify each of our former directors and officers against costs and damages incurred as a result of such person serving in such capacity to the fullest extent permitted under the Delaware General Corporation Law. Pursuant to the terms of such merger agreement, Raptor Pharmaceuticals Corp. was required to purchase an insurance policy with an effective date as of the closing of such merger agreement, which maintains in effect for six years from such closing, the directors’ and officers’ liability insurance policies maintained by us immediately prior to the merger with respect to matters occurring prior to such closing in an amount not to exceed $65,000. We must maintain such directors’ and officers’ liability insurance policies for six years following the closing of the merger which occurred on September 29, 2009. Moreover, pursuant to the terms of such merger agreement, we may not modify or repeal for a period of six years time from September 29, 2009, provisions in our certificate of incorporation, as amended, or bylaws, as amended, with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Raptor in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time of the merger, were officers or directors of Raptor. Finally, pursuant to the terms of such merger agreement, in the event Raptor or Raptor Pharmaceuticals Corp. or any of their respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any entity or person, then, and in each such case, proper provision must be made so that the successors and assigns of Raptor or Raptor Pharmaceuticals Corp., as the case may be, shall succeed to the obligations set forth in the merger agreement with respect to the indemnification of officers and directors as described herein.

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses specified in the agreements, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other entity to which the person provides services at our request.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the Delaware General Corporation Law. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibit Index -

		Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
3.1	Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/10/06	Registrant
3.2	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.3	10/10/06	Registrant
3.3	Articles of Conversion of Raptor		8-K	000-25571	3.4	10/10/06	Registrant
3.4	Certificate of Conversion of Raptor		8-K	000-25571	3.5	10/10/06	Registrant
3.5	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/5/09	Registrant
3.6	Bylaws of Raptor		8-K	000-25571	3.2	10/10/06	Registrant
3.7	Amendment to Bylaws of Raptor		10-K	000-25571	3.6	3/29/07	Registrant
4.1	Specimen Common Stock Certificate of Raptor		8-K/A	000-25571	4.1	10/7/09	Registrant
4.2	Rights Agreement, between Raptor and American Stock Transfer and Trust Company (replacing Nevada Agency and Trust Company) and Raptor, dated May 13, 2005		8-K	000-25571	99.2	5/16/05	Registrant
4.3	Form of Rights Certificate of Raptor (included in Exhibit 4.2)
4.4	Amendment to Rights Agreement of Raptor, dated June 7, 2006		8-K	000-25571	4.1	6/12/06	Registrant
4.5	Amendment to Rights Agreement of Raptor, dated October 3, 2006		8-K	000-25571	4.19	3/29/07	Registrant
4.6	Amendment to Rights Agreement of Raptor, dated July 27, 2009		8-K	000-25571	2.3	7/28/09	Registrant
4.7	Form of Indemnity Agreement of Raptor		8-K	000-25571	10.13	10/10/06	Registrant
4.8	Securities Purchase Agreement, dated May 21, 2008		10-QSB	000-50720	10.1	7/9/08	Raptor Pharmaceuticals Corp.
4.9	Amendment to Securities Purchase Agreement, dated May 21, 2008		10-QSB	000-50720	10.2	7/9/08	Raptor Pharmaceuticals Corp.
4.10	Form of 2008 Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.1	5/22/08	Raptor Pharmaceuticals Corp.
4.11	Form of 2008 Placement Agent Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K/A	000-50720	4.2	5/28/08	Raptor Pharmaceuticals Corp.
4.11	Form of Warrant Exchange Agreement, dated July 17, 2009		10-K	000-50720	4.11	10/28/09	Raptor Pharmaceuticals Corp.
4.12	Securities Purchase Agreement, dated August 21, 2009		10-K	000-50720	4.12	10/28/09	Raptor Pharmaceuticals Corp.
4.13	Form of 2009 Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.1	8/25/09	Raptor Pharmaceuticals Corp.

4.14	Form of 2009 Placement Agent Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.2	8/25/09	Raptor Pharmaceuticals Corp.
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP**
23.1	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor Pharmaceutical Corp. and Raptor Pharmaceuticals Corp.	X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc.	X
23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

*

These warrants became warrants to purchase shares of our common stock with identical terms other than the number of shares of common stock for which they are exercisable and their respective exercise prices, each as in accordance with the merger and merger agreement described under the heading, “Selling Stockholders” in this prospectus.

**	Previously filed with the Form S-3 filed by the Registrant on October 13, 2009.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Novato, State of California, on November 11, 2009.

RAP
RAPTOR PHARMACEUTICAL CORP.

By:	/s/ KIM R. TSUCHIMOTO
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Starr, Ph.D.	Chief Executive Officer, (Principal Executive Officer), Director	November 11, 2009

/s/ KIM R. TSUCHIMOTO Kim R. Tsuchimoto	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	November 11, 2009

* Raymond W. Anderson	Director	November 11, 2009

* Richard L. Franklin, M.D., Ph.D.	Director	November 11, 2009

* Erich Sager	Director	November 11, 2009

* Llew Keltner, M.D., Ph.D.	Director	November 11, 2009

* By: /s/ KIM R. TSUCHIMOTO Kim R. Tsuchimoto Attorney-in-fact

Exhibit Index

		Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
3.1	Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/10/06	Registrant
3.2	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.3	10/10/06	Registrant
3.3	Articles of Conversion of Raptor		8-K	000-25571	3.4	10/10/06	Registrant
3.4	Certificate of Conversion of Raptor		8-K	000-25571	3.5	10/10/06	Registrant
3.5	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/5/09	Registrant
3.6	Bylaws of Raptor		8-K	000-25571	3.2	10/10/06	Registrant
3.7	Amendment to Bylaws of Raptor		10-K	000-25571	3.6	3/29/07	Registrant
4.1	Specimen Common Stock Certificate of Raptor		8-K/A	000-25571	4.1	10/7/09	Registrant
4.2	Rights Agreement, between Raptor and American Stock Transfer and Trust Company (replacing Nevada Agency and Trust Company) and Raptor, dated May 13, 2005		8-K	000-25571	99.2	5/16/05	Registrant
4.3	Form of Rights Certificate of Raptor (included in Exhibit 4.2)
4.4	Amendment to Rights Agreement of Raptor, dated June 7, 2006		8-K	000-25571	4.1	6/12/06	Registrant
4.5	Amendment to Rights Agreement of Raptor, dated October 3, 2006		8-K	000-25571	4.19	3/29/07	Registrant
4.6	Amendment to Rights Agreement of Raptor, dated July 27, 2009		8-K	000-25571	2.3	7/28/09	Registrant
4.7	Form of Indemnity Agreement of Raptor		8-K	000-25571	10.13	10/10/06	Registrant
4.8	Securities Purchase Agreement, dated May 21, 2008		10-QSB	000-50720	10.1	7/9/08	Raptor Pharmaceuticals Corp.
4.9	Amendment to Securities Purchase Agreement, dated May 21, 2008		10-QSB	000-50720	10.2	7/9/08	Raptor Pharmaceuticals Corp.
4.10	Form of 2008 Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.1	5/22/08	Raptor Pharmaceuticals Corp.
4.11	Form of 2008 Placement Agent Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K/A	000-50720	4.2	5/28/08	Raptor Pharmaceuticals Corp.
4.11	Form of Warrant Exchange Agreement, dated July 17, 2009		10-K	000-50720	4.11	10/28/09	Raptor Pharmaceuticals Corp.
4.12	Securities Purchase Agreement, dated August 21, 2009		10-K	000-50720	4.12	10/28/09	Raptor Pharmaceuticals Corp.
4.13	Form of 2009 Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.1	8/25/09	Raptor Pharmaceuticals Corp.
4.14	Form of 2009 Placement Agent Warrant to Purchase Shares of Common Stock of Raptor Pharmaceuticals Corp.*		8-K	000-50720	4.2	8/25/09	Raptor Pharmaceuticals Corp.
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP**

23.1	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor Pharmaceutical Corp. and Raptor Pharmaceuticals Corp.	X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc.	X
23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

*

These warrants became warrants to purchase shares of our common stock with identical terms other than the number of shares of common stock for which they are exercisable and their respective exercise prices, each as in accordance with the merger and merger agreement described under the heading, “Selling Stockholders” in this prospectus

**	Previously filed with the Form S-3 filed by the Registrant on October 13, 2009.